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                                                                      Exhibit 23


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-38118) pertaining to the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust of our report dated May 29, 1998, with respect to the financial statements and schedules of LESCO, Inc. Stock Investment and Salary Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



                                                     /s/ ERNST & YOUNG LLP

                                                     ERNST & YOUNG LLP


Cleveland, Ohio
June 24, 1998